Exhibit 5.2

Blake, Cassels & Graydon LLP
Barristers & Solicitors
Patent & Trade-mark Agents
595 Burrard Street, P.O. Box 49314
Suite 2600, Three Bentall Centre
Vancouver BC V7X 1L3 Canada
Tel: 604-631-3300 Fax: 604-631-3309
Reference: 93586/38
CONSENT
Catalyst Paper Corporation
3600 Lysander Lane, 2nd Floor
Richmond, BC V7B 1C3
Canada
Ladies and Gentlemen:
     We hereby consent to the reference to this firm on the cover page and in the sections titled “Eligibility for Investment”, “Certain Canadian Federal Income Tax Considerations” and “Interests of Experts” in the Final Short Form Prospectus, dated February 29, 2008, contained in Amendment No. 2 to the Registration Statement on Form F-10 filed on the date hereof by Catalyst Paper Corporation with the Securities and Exchange Commission, and to the reference to our opinions contained in such sections.
     In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated hereunder.
Dated: February 29, 2008
BLAKE, CASSELS & GRAYDON LLP
/s/ Blake, Cassels & Graydon LLP
Blake, Cassels & Graydon LLP is a limited liability partnership under the laws of Ontario